Exhibit 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS


      We consent to the incorporation by reference in this registration statement of Interstate/ Johnson Lane, Inc. (the "Company") on Form S-8 of our report dated October 21, 1997, on our audits of the consolidated financial statements and financial statement schedule of Interstate/ Johnson Lane, Inc. as of September 30, 1997 and 1996, and for each of the three years in the period ended September 30, 1997, which report is included in this Annual Report on Form 10-K.


                                              /S/ PRICEWATERHOUSE COOPERS L.L.P.
                                              PriceWaterhouse Coopers L.L.P.

                       CONSENT OF INDEPENDENT ACCOUNTANTS


      We consent to the incorporation by reference in this registration statement of Interstate/Johnson Lane, Inc. (the "Company") on Form S-8 of our report dated October 21, 1997, on our audits of the consolidated financial statements and financial statement schedule of Interstate/Johnson Lane, Inc. as of September 30, 1997 and 1996, and for each of the three years in the period ended September 30, 1997, which report is included in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1997.




PriceWaterhouse Coopers L.L.P.
Charlotte, North Carolina
September 30, 1998